Exhibit 99.1

2006

Q2

SECOND QUARTER REPORT SUMMARY

Highlights

Fund Details

•                  The Fund’s properties remained 100% leased at the end of the second quarter of 2006.

•                  Investors continued to receive distributions at a 6% annualized rate.

•                  Management is exploring plans for sale of fund assets. The general partner expects to provide greater detail in the next quarterly summary or in other special correspondence.

Financial Statement Details

•                  Rental revenue in the second quarter increased slightly over the amount reported in the first quarter due to additional billings of prior year CAM charges at the Parkway Vista property and real estate taxes at the Hopkins property.

•                  The increase in net operating income during the second quarter can be attributed primarily to reduced maintenance expenses at the Tucson Way property.

•                  General and administrative expenses also showed a slight decrease during the second quarter.

Market Details

•                  Denver (Tucson Way) – According to Torto Wheaton, a real estate investment research firm, the Denver office market absorbed approximately 740,000 square feet during the second quarter of 2006 — more than double the previous quarter. This market also enjoyed increases in occupancy and average asking lease rates.

•                  Minneapolis (Hopkins) – The Minneapolis office market remained virtually unchanged in the second quarter. Although Torto Wheaton reported slight decreases in occupancy and absorption, the average asking lease rates were not affected.

•                  Dallas (remaining Fund assets) – Torto Wheaton reported that the Dallas office market had its seventh quarter of positive absorption with more than 968,000 square feet of additional occupancy during the second quarter. The Dallas office market can now claim its highest occupancy rate since 2001.

CORPORATE HEADQUARTERS
15601 Dallas Parkway
Suite 600
Addison, Texas 75001
866.655.3600
behringerharvard.com

INVESTOR INFORMATION
For additional information about Behringer Harvard and its real estate programs, please contact us at 866.655.3650.

BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP (Unaudited)

CONSOLIDATED BALANCE SHEETS

(in thousands, except unit amounts)	Jun. 30, 2006	Dec. 31, 2005

Assets
Real estate
Land	$7,725	$7,823
Buildings, net	20,304	20,535
Total Real estate	28,029	28,358

Cash and cash equivalents	2,634	3,032
Accounts receivable, net	363	368
Prepaid expenses and other assets	30	33
Lease intangibles, net	5,311	5,865
Total Assets	$36,367	$37,656

Liabilities
Accounts payable	$1	$—
Payables to affiliates	29	23
Acquired below market lease intangibles, net	517	597
Distributions payable	216	225
Accrued liabilities	1,047	998
Total Liabilities	1,810	1,843

Partners’ capital
Limited partners – 44,000,000 units authorized; 4,389,624 and 4,414,924 units issued and outstanding at June 30, 2006 and December 31, 2005, respectively	34,557	35,813
General partners	—	—
Total partners’ capital	34,557	35,813
Total liabilities and partners’ capital	$36,367	$37,656

CONSOLIDATED STATEMENTS OF CASH FLOWS

	6 mos. ended	6 mos. ended
(in thousands)	Jun. 30, 2006	Jun. 30, 2005

Cash flows from operating activities
Net income	$301	$325
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Depreciation and amortization	924	558
Change in accounts receivable	5	(110)
Change in prepaid expenses and other assets	3	(18)
Change in accounts payable	1	(1)
Change in accrued liabilities	49	(58)
Addition of lease intangibles	(11)	—
Cash provided by operating activities	1,272	696

Cash flows from investing activities
Purchases of real estate	—	(12,055)
Purchases of property and equipment	(111)	(180)
Cash used in investing activities	(111)	(12,235)

Cash flows from financing activities
Proceeds from the sale of limited partnership units	—	12,561
Redemptions	(247)	(116)
Offering costs	—	(1,504)
Distributions	(1,318)	(1,023)
Change in limited partners’ subscriptions	—	(1,340)
Change in restricted cash	—	1,340
Change in receivables or payables to affiliates	6	(11)
Cash (used in) provided by financing activities	(1,559)	9,907

Net change in cash and cash equivalents	(398)	(1,632)
Cash and cash equivalents at beginning of period	3,032	9,198
Cash and cash equivalents at end of period	$2,634	$7,566

Non-cash financing activities:
Limited partnership units issued under distribution reinvestment plan	$—	$162

BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP (Unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

	3 mos. ended	3 mos. ended	6 mos. ended	6 mos. ended
(in thousands, except per unit amounts)	Jun. 30, 2006	Jun. 30, 2005	Jun. 30, 2006	Jun. 30, 2005

Rental Revenue	$1,393	$994	$2,762	$1,778

Expenses
Property operating expenses	316	276	673	501
Real estate taxes	211	104	413	194
Property and asset management fees	92	67	183	119
General and administrative	118	131	260	245
Depreciation and amortization	471	309	940	539
Total expenses	1,208	887	2,469	1,598

Interest income	5	69	8	139

Other income	—	5	—	6

Net income	$190	$181	$301	$325

Net income allocated to general partners	$—	$—	$—	$—

Net income allocated to limited partners	$190	$181	$301	$325

Weighted average number of limited partnership units outstanding	4,393	4,426	4,401	4,227

Basic and diluted net income per limited partnership unit	$0.04	$0.04	$0.07	$0.08

The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and note disclosures required by generally accepted accounting principles (GAAP). The financial statements include all adjustments (of a normal recurring nature) necessary to present fairly our consolidated financial position as of June 30, 2006 and December 31, 2005 and our unaudited condensed consolidated results of operations and cash flows for the periods ended June 30, 2006 and 2005. A copy of the Partnership’s Form 10-Q, filed with the Securities and Exchange Commission, is available without charge at www.sec.gov, or by visiting behringerharvard.com, or by written request to the Partnership at its corporate headquarters.

This quarterly report summary contains forward-looking statements, including discussion and analysis of the financial condition of Behringer Mid-Term Value Enhancement Fund I LP (which may be referred to as the “Partnership,” “we,” “us,” or “our”) and our subsidiaries, our anticipated capital expenditures required to complete projects, amounts of anticipated cash distributions to our investors in the future and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of management based on their knowledge of the business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP (Unaudited)

NET OPERATING INCOME (NOI)

	3 mos. ended	3 mos. ended
(in thousands)	Jun. 30, 2006	Mar. 31, 2006

Rental revenue	$1,393	$1,369

Operating expenses
Property operating expenses	316	357
Real estate taxes	211	202
Property and asset management fees	92	92
Less: Asset management fees	(42)	(41)
Total operating expenses	577	610

Net operating income(1)	$816	$759

RECONCILIATION OF NOI TO NET INCOME

Net operating income(1)	$816	$759

Less: Depreciation & amortization	(471)	(468)
General & administrative expenses	(118)	(142)
Asset management fees	(42)	(41)
Add: Interest income	5	4

Net income	$190	$112

(1) Net operating income (NOI) is defined as net income, computed in accordance with GAAP, generated from properties before interest expense asset management fees, interest income, general and administrative expenses, depreciation, amortization, minority interests and the sale of assets. Management believes that NOI provides the investor with an accurate measure of the Partnership’s operating performance because NOI reflects the operating performance of its properties and excludes certain items that are not associated with management of the properties. To facilitate understanding of this financial measure, a reconciliation of net operating income to net income has been provided in accordance with GAAP.

Published 09/06
© 2006 Behringer Harvard	6080237

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866.655.3600	PERMIT NO. 36

2006

Q2

SECOND QUARTER REPORT SUMMARY